UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K/A
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 29, 2013
MILLER ENERGY RESOURCES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Tennessee
(State or Other Jurisdiction of Incorporation)

001-34732	26-1028629
(Commission File Number)	(IRS Employer Identification No.)

9721 Cogdill Road, Suite 302
Knoxville, TN 37932
(Address of Principal Executive Offices)
(865) 223-6575
(Registrant's Telephone Number, Including Area Code)
Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 2, 2013, we announced certain executive compensation arrangements for Fiscal Year 2014 to certain of our Executive Officers in a Form 8-K. We amended this 8-K on August 8, 2013, to correct certain numbers and tables. Due to a drafting error on the part of the attorneys involved, we are further amending the disclosures.

The condition that average daily production for the fourth quarter of fiscal year 2014 must be greater than 5,000 barrels of oil equivalent per day (using the ratio of one barrel of crude oil, condensate or natural gas liquids to six thousand cubic feet of natural gas) is applicable to both the Cash Bonus Incentive Compensation and the Equity Long Term Incentive Compensation. It was initially reported as applying to the Cash Bonus Incentive Compensation only.

In addition, the Compensation Committee retains the discretion to reduce the awards under both the Cash Bonus Incentive Compensation and the Equity Long Term Incentive Compensation if issues adverse to the Company should arise regarding legal, risk, safety, environmental and regulatory requirements, management's failure to maintain appropriate capitalization of the Company, excessive leverage within the Company or a failure of the Company to maintain adequate cash flow. This right to exercise negative discretion was initially reported as applying to the Cash Bonus Incentive Compensation only.

Conforming Changes to Employment Agreements with named Executive Officers

The changes set forth above were also incorrectly reflected in the employment agreements for each of Messrs. Boruff, Voyticky, Miller, Hall and Yost. Conforming changes reflecting the points made above have been made in each of the employment contracts for those executives and agreed to between the Company and each executive. As so corrected, the employment agreement for each executive reads as set forth in Exhibits 10.1 through 10.5 to this filing.

A previous filing filed today is showing up on EDGAR as a Form 8-K, although it is on Form 8-K/A. This replaces that filing.

Item 9.01.    Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Employment Agreement with Scott M. Boruff, dated as of July 29, 2013
10.2	Employment Agreement with David J. Voyticky, dated as of July 29, 2013
10.3	Employment Agreement with Deloy Miller, dated as of July 29, 2013
10.4	Employment Agreement with David M. Hall, dated as of July 29, 2013
10.5	Employment Agreement with Kurt C. Yost, dated as of July 29, 2013

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 28, 2013	Miller Energy Resources, Inc.
By: /s/ Scott M. Boruff
Scott M. Boruff
Chief Executive Officer